                                  EXHIBIT 16

Merrill Lynch Maryland Municipal Bond Fund of Merrill Lynch
 Multi-State Municipal Services Trust - Class C
         10/21/94 - 7/31/95

                                                 Since              Since
                                               Inception          Inception
                                             Average Annual          Total
                                              Total Return          Return*
                                             --------------       ----------
Initial Investment                              $1,000.00          $1,000.00

Divided by Net Asset Value                           8.79               8.79
                                                ---------          ---------
Equals Shares Purchased                           113.766            113.766

Plus Shares Acquired through
  Dividend Reinvestment                             4.564              4.564
                                                ---------          ---------
Equals Shares Held at 7/31/95                     118.330            118.330

Multiplied by Net Asset Value at 7/31/95             9.17               9.17
                                                ---------          ---------
Equals Ending Value before deduction for
  contingent deferred sales charge               1,085.08           1,085.08

Less deferred sales charge                         (10.00)              0.00
                                                ---------          ---------
Equals Ending Redeemable Value at
$1000 Investment (ERV) at 7/31/95                1,075.08           1,085.08
                                                ---------          ---------
Divided by $1,000 (P)                              1.0751             1.0851

Subtract 1                                         0.0751             0.0851

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)          7.51%
                                                =========
Expressed as a percentage equals the
  Aggregate Total Return for the Period                                 8.51%
                                                                   =========

ERV divided by P                                   1.0751

Raise to the power of                              1.2898

Equals                                             1.0979

Subtract 1                                         0.0979

Expressed as a percentage equals the
  Average Annualized Total Return                    9.79%
                                                =========


* Does not include sales charge for the period.

                          30 DAYS STANDARDIZED YIELD
                         FOR THE PERIOD ENDING 7-31-95

                    MERRILL LYNCH MARYLAND MUNICIPAL BOND FUND
         OF MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST - CLASS C


Long term income generally based on yield to
  maturity times market value of each security                        $4,014

Plus short term income accrued for the past
  thirty days                                                            185
                                                                 -----------
Equals Total Income                                                    4,199

Less expenses for the past thirty days                                  -620
                                                                 -----------
Equals net monthly income for yield calculation                        3,579
                                                                 -----------
Average shares outstanding for 30 days                                95,484

Times the Net Asset Value                                               9.16
                                                                 -----------
Equals total dollars                                                $874,637
                                                                 ===========

Net monthly income divided by total dollars equals               0.004092155

Add 1                                                            1.004092155

Raise to the power of 6                                          1.024805492

Subtract 1                                                       0.024805492

Times 2                                                          0.049610984

Expressed as a percentage equals the
  standardized yield for the 30 day period                              4.96%
                                                                     =======

Tax Rate                                                               28.00%

X = 1 minus Tax Rate                                                   72.00%

Standardized Yield divided by x equals
  Tax Equivalent Yield for 30 day period                                6.89%
                                                                     =======